Exhibit T3B.109

PARTNERSHIP ACQUISITION AGREEMENT

THIS PARTNERSHIP ACQUISITION AGREEMENT (the “Agreement”) is made and entered into effective as of November 8, 2012 (the “Effective Date”), by and between CBL & ASSOCIATIES PROPERTIES, INC., a Delaware corporation (“Seller”) and MORTGAGE HOLDINGS, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.

Seller is the limited partner in those partnerships listed on Exhibit “A” attached hereto (the “Partnership”), which Partnerships are governed by the instrument designated on Exhibit “A” attached hereto (the “Partnership Agreements”). All capitalized words and phrases used in this Agreement which are not otherwise defined herein shall have the same meanings given to them in the Partnership Agreement.

B.

Seller owns a 0.1% limited partnership interest in each of the Partnerships, except for CBL/Nashua Limited Partnership, in which it owns a 0.0791% limited partnership interest (the “Seller’s Partnership Interests”).

C.	CBL & Associates Limited Partnership (“CBL”) is the general partner in each of the Partnerships, and Buyer is a wholly owned subsidiary of CBL.

D.	Seller desires to withdraw from the Partnerships and to assign such Seller’s Partnership Interests to Buyer, and Buyer desires to take an assignment of the Seller’s Partnership Interests from Seller.

E.

In furtherance of the aforesaid withdrawal and assignments, and in consideration of certain payments that Buyer has agreed to make to Seller hereunder, Seller will assign the Seller’s Partnership Interests to Buyer, and the aforementioned assignments, withdrawals and payments will occur at the time, and upon the terms and conditions set forth below.

F.

Subject to (and other than) the performance of their respective obligations under this Agreement, the parties hereto intend that this Agreement, and the assignments, withdrawals and payments provided for herein, be in full satisfaction of any and all obligations that Buyer (and its affiliates) and Seller (and its affiliates) have to one another with respect to the Partnerships, whether under the Partnership Agreements, any other agreements relating to the Partnerships or otherwise at law or in equity.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	PURCHASE/SALE; PURCHASE PRICE

1.1    Purchase Price. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s Partnership Interests in accordance with the terms, and subject to the conditions, of this Agreement. The purchase price for the Seller’s Partnership Interests shall be $512,194.00 (the “Purchase Price”). Seller and Buyer agree that subsequent adjustments to the Purchase Price can be made based on subsequent re-valuations with respect to the Seller’s Partnership Interests which may occur within the six-month period subsequent to the Effective Date.

1.2    Payment of Purchase Price. As of the Effective Date Buyer shall deliver to Seller in cash or other immediately available funds the sum of the Purchase Price, as adjusted in accordance with the terms of this Agreement.

2.	CLOSING

2.1    By Seller. As of the Effective Date, Seller shall deliver to Buyer the following items, duly executed and, where appropriate, acknowledged by Seller:

2.1.1    An Assignment of Partnership Interest with respect to each of the Partnerships in the form attached as Exhibit “B” to this Agreement.

2.1.2    Such resolutions, authorizations, certificates of good standing and/or other entity documents relating to Seller as are reasonably required by Buyer in connection with the transactions contemplated under this Agreement.

2.1.3    All such further conveyances, assignments, confirmations, satisfactions, releases, instruments of further assurance, approvals, consents and any and all such further instruments and documents as may be reasonably necessary, appropriate, expedient or proper in the reasonable opinion of Buyer in order to effectuate and complete any and all conveyances, transfers, sales and assignments provided in this Agreement.

2.2    By Buyer. As of the Effective Date, Buyer will deliver or cause to be delivered to Seller the following items, duly executed and, where appropriate, acknowledged by Buyer:

2.2.1    The Purchase Price, to be paid in accordance with Section 1.1 above.

2.2.2    Such resolutions, authorization, certificates of good standing and/or other entity documents relating to Buyer as are reasonably required by Seller.

3.	MISCELLANEOUS

3.1    Parties in Interest. As and when used herein, the terms Seller and Buyer mean and include, in this Agreement, their respective successors and assigns.

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3.2    Section Headings. The headings of sections are inserted only for convenience and shall in no way define, describe or limit the scope of intent of any provision of this Agreement.

3.3    No Oral Modifications. This Agreement may not be amended or modified except in writing executed by all parties hereto.

3.4    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and no other party shall be a beneficiary hereunder.

3.5    Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

3.6    Further Assurances. Buyer and Sellers agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale contemplated in this Agreement.

3.7    Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one agreement.

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In Witness Whereof, Buyer and Seller have executed this Amendment as of the date first written above.

BUYER:

MORTGAGE HOLDINGS, LLC

By:	CBL & Associates Limited Partnership, its sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SELLER:

CBL & ASSOCIATES PROPERTIES, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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EXHIBIT “A”

Partnership Name	Partnership Agreement
CBL Morristown, Ltd.	Amended and Restated Amended and Restated Agreement of Limited Partnership of CBL Morristown, Ltd., dated October 29, 1993

College Station Partners, Ltd.	Amended and Restated Agreement of Limited Partnership of College Station Partners, Ltd., dated October 29, 1993

Frontier Mall Associates Limited Partnership	Third Amended and Restated Agreement of Limited Partnership of Frontier Mall Associates Limited Partnership, dated December 31, 1994

Lakeshore/Sebring Limited Partnership	Second Amended and Restated Agreement of Limited of Lakeshore/Sebring Partnership Limited Partnership, dated October 29, 1993

Maryville Department Store Associates, Ltd.	Amended and Restated Agreement of Limited Partnership of Maryville Department Store Associates, Ltd., dated October 29, 1993

Turtle Creek Limited Partnership	Amended and Restated Agreement of Limited Partnership of Turtle Creek Limited Partnership, dated October 29, 1993

Walnut Square Associates Limited Partnership	Amended and Restated Agreement of Limited Partnership of Walnut Square Associates Limited Partnership, dated October 29, 1993

CBL/Nashua Limited Partnership	Fourth Amended and Restated Agreement of Limited Partnership of CBL/Nashua Limited Partnership, dated June 1, 2004

Georgia Square Associates, Ltd.	Amended and Restated Agreement of Limited Partnership of Georgia Square Associates, Ltd., dated November 3, 1993

Georgia Square Partnership	Amended and Restated Agreement of Limited Partnership of Georgia Square Partnership, dated November 3, 1993

Seacoast Shopping Center Limited Partnership	Third Amended and Restated Agreement of Limited of Seacoast Shopping Center LimitedPartnership, dated January 6, 2004

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EXHIBIT “B”

Form of Assignment of Seller’s Partnership Interests

ASSIGNMENT OF PARTNERSHIP INTERESTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (“Assignor”) does hereby, this 8th day of November 2012, assign, transfer and convey to Mortgage Holdings, LLC, a Delaware limited liability company (“Assignee”), the partnership interest (the “Interest”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of * Limited Partnership, together with any and all right, title and interest in any property, both real and personal, to which the Interests relate and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Agreement of Limited Partnership of * Limited Partnership dated                    , and any amendments thereto (the “Partnership Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Partnership Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee:

(i)    Organization; Power; Authorization. Assignor is duly organized, validly existing and in good standing under the laws of the State of its organization. The execution and delivery of this Assignment by Assignor, and the performance by Assignor of its obligations under this Assignment (a) are within the power of Assignor; and (b) have been duly authorized by all requisite partnership action and/or limited liability company action and/or corporate action on the part of all of its constituent partners, officers and/or directors and/or members and/or stockholders of Assignor.

(ii)    Title To Interest. Assignor has good, marketable and unencumbered title to the Interests. The Interest has not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

(iii)    Enforceability. The persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, when executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

This Assignment is made pursuant to that certain Partnership Acquisition Agreement by and among Assignor and Assignee, which Agreement is dated effective as of November 8, 2012.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

CBL & ASSOCIATES PROPERTIES, INC.

By:
Name:
Title:

The Assignee hereby accepts the foregoing assignment of the Interest and agrees to be bound by and subject at all times to all of the terms and conditions of the Partnership Agreement as now in effect or hereafter amended, which Partnership Agreement is incorporated herein by reference.

ASSIGNEE:

MORTGAGE HOLDINGS, LLC

By:	CBL & Associates Limited Partnership, its sole member

By:	CBL Holdings I, Inc., its general partner

By:
Name:
Title:

The undersigned, as the remaining partner in the Partnership, hereby consents to the forgoing assignment of the Interest to Assignee, and accepts Assignee as a Partner in the Partnership.

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its general partner

By:
Name:
Title:

SCHEDULE A

A 0.1% limited partnership interest in * Limited Partnership (the “Partnership”). If it is subsequently determined that Assignor owned a lesser or greater interest in the Partnership, this Assignment shall be deemed to have transferred Assignor’s entire ownership interest in the Partnership.

ASSIGNMENT OF PARTNERSHIP INTEREST

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (“Assignor”) does hereby, this 8th day of November 2012, assign, transfer and convey to Mortgage Holdings, LLC, a Delaware limited liability company (“Assignee”), the partnership interest (the “Interest”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of CBL/Nashua Limited Partnership, together with any and all right, title and interest in any property, both real and personal, to which the Interest relates and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Fourth Amended and Restated Agreement of Limited Partnership of CBL/Nashua Limited Partnership, dated June 1, 2004, and any amendments thereto (the “Partnership Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Partnership Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee:

(i)    Organization; Power; Authorization. Assignor is duly organized, validly existing and in good standing under the laws of the State of its organization. The execution and delivery of this Assignment by Assignor, and the performance by Assignor of its obligations under this Assignment (a) are within the power of Assignor; and (b) have been duly authorized by all requisite partnership action and/or limited liability company action and/or corporate action on the part of all of its constituent partners, officers and/or directors and/or members and/or stockholders of Assignor.

(ii)    Title To Interest. Assignor has good, marketable and unencumbered title to the Interest. The Interest has not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

(iii)    Enforceability. The persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, when executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

This Assignment is made pursuant to that certain Partnership Acquisition Agreement by and among Assignor and Assignee, which Agreement is dated effective as of November 8, 2012.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

CBL & ASSOCIATES PROPERTIES, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

The Assignee hereby accepts the foregoing assignment of the Interest and agrees to be bound by and subject at all times to all of the terms and conditions of the Partnership Agreement as now in effect or hereafter amended, which Partnership Agreement is incorporated herein by reference.

ASSIGNEE:

MORTGAGE HOLDINGS, LLC

By:	CBL & Associates Limited Partnership, its sole member

By:	CBL Holdings I, Inc., its general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

The undersigned, as the remaining partner in the Partnership, hereby consents to the forgoing assignment of the Interest to Assignee, and accepts Assignee as a Partner in the Partnership.

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

A 0.0791% limited partnership interest in CBL/Nashua Limited Partnership (the “Partnership”). If it is subsequently determined that Assignor owned a lesser or greater interest in the Partnership, this Assignment shall be deemed to have transferred Assignor’s entire ownership interest in the Partnership.